Exhibit 99.1

July 3, 2025

Liberty Media Corporation Completes Acquisition of MotoGP™

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) and Dorna Sports, S.L. (“Dorna”), the exclusive commercial rights holder of the MotoGP™ World Championship (“MotoGP”), announced today that Liberty Media has completed its acquisition of Dorna.

Following transaction close, Liberty Media’s Formula One Group is composed of its subsidiaries Formula 1, MotoGP and Quint, and other minority investments.

A presentation containing additional information on the MotoGP business has been posted to the Liberty Media website at https://www.libertymedia.com/investors/news-events/presentations.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in media, sports and entertainment businesses. Those businesses are attributed to two tracking stock groups: the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1, MotoGP and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

About Dorna Sports, S.L. & MotoGP™

Dorna Sports became the sole commercial and television rights holder of the FIM MotoGP™ World Championship in 1991 and is based in Madrid, with premises in Barcelona and a subsidiary in Rome. Dorna holds exclusive rights to MotoGP feeder series Moto2™ and Moto3™, electric series MotoE™, the FIM Superbike World Championship and the FIM Women's Circuit Racing World Championship.

Liberty Media Corporation – Investor Contact
Shane Kleinstein, +1 720-875-5432

Dorna Sports, S.L. – Media Contact
Frances Wyld, franceswyld@dorna.com

Source: Liberty Media Corporation

Source: Dorna Sports, S.L. & MotoGP™